UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

______________________________

CoinShares Valkyrie Bitcoin Fund

(Exact name of registrant as specified in its charter)

Delaware	001-41909	86-6430837
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

320 Seven Springs Way, Suite 250 Brentwood, Tennessee (Address of principal executive offices)	37027 (zip code)

Registrant’s telephone number, including area code: (218) 255-9743

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of CoinShares Valkyrie Bitcoin Fund	BRRR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2024, CoinShares Valkyrie Bitcoin Fund (the “Trust”) and Komainu (Jersey) Limited (“Komainu”), a private limited company incorporated in Jersey, Channel Islands and regulated by the Jersey Financial Services Commission in the conduct of a fund services business pursuant to the Financial Services (Jersey) Law 1998, entered into a Custodial Services Agreement (the “Agreement”). Pursuant to the Agreement, Komainu will provide services related to custody and safekeeping of the Trust’s bitcoin holdings.

The Agreement requires the Trust to indemnify Komainu and certain of its affiliates and services providers against certain losses arising or related to the Trust’s use of the services, breach of the Agreement or violation of applicable law. The Agreement commenced on September 27, 2024 and will continue for thirty-six (36) months, unless earlier terminated in accordance with the terms of the Agreement. After the initial term, the Agreement will automatically renew for successive twelve (12) month periods, unless either party notifies the other of its intention to terminate in accordance with the terms of the agreement. Komainu may terminate the Agreement for any reason upon providing at least three (3) months’ written notice to the Trust, or immediately upon written notice to the Trust if: (i) Komainu determines, in its sole discretion, that continued provision of the custody services would result in violation of applicable law or regulation relating to either Komaniu or the Trust and the parties are unable to amend the relevant provisions of the Agreement in accordance with the terms of the agreement, (ii) a force majeure event, as defined in the Agreement, continues for at least forty-five (45) days, or (iii) the Trust does not utilize the custody services set forth in the Agreement for a period of twelve (12) months from the effective date of the agreement.

The Sponsor will not cause the Trust to custody any of the Trust’s assets with Komainu until a post-effective amendment to the Trust’s registration statement on Form S-1 (File No. 333-252344) that discloses the arrangement with Komainu is declared effective by the Securities and Exchange Commission. The Trust’s existing custody arrangements with Coinbase Trust Company, LLC (“Coinbase”) and BitGo Trust Company, Inc. (“BitGo”) are unaffected by the entry into the Agreement. The Sponsor anticipates utilizing the custodial services of Coinbase, BitGo and Komainu to custody the Trust’s bitcoin.

Item 9.01 Financial Statements and Exhibits

10.16	Komainu Custodial Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2024	CoinShares Valkyrie Bitcoin Fund
CoinShares Co., as Sponsor of the CoinShares Valkyrie Bitcoin Fund

	By:	/s/ Jean-Marie Mognetti
	Name:	Jean-Marie Mognetti
	Title:	Chief Executive Officer